Exhibit 21
Subsidiaries of Bottling Group, LLC
As of December 30, 2006

Name of Subsidiary	Jurisdiction
Avalon Lake, Sarl	Luxembourg
Bermuda Holdings, LLC	Delaware
Gemex Holdings LLC	Delaware
Gray Bern Holdings, Inc.	Delaware
Grayhawk Leasing, LLC	Delaware
Hillwood Bottling, LLC	Delaware
Luxembourg SCS Holdings, LLC	Delaware
New Bern Transport Corporation	Delaware
PBG Canada Finance, LLC	Bermuda
PBG Canada Finance II, LLC	Bermuda
PBG Canada Holdings, Inc.	Delaware
PBG Canada Holdings II, Inc.	Delaware
PBG Commerce, Sarl	Luxembourg
PBG International Holdings Partnership	Bermuda
PBG International Holdings Luxembourg Jayhawk, SCS	Luxembourg
PBG Midwest Holding Sarl	Luxembourg
PBG Michigan, LLC	Delaware
PBG Mohegan Holdings Limited	Gibraltar
PBG Soda Can Holdings Sarl	Luxembourg
PBG Spirituosen Holdings, Sarl	Luxembourg
Pepsi-Cola Commodities, Sarl	Luxembourg
Pepsi Northwest Beverages LLC	Delaware
Primrose, LLC	Delaware
Valley Pond, Sarl	Luxembourg
The Pepsi Bottling Group (Canada), Co.	Canada
PBG Investment Partnership	Canada
PBG Investment (Luxembourg) Sarl	Luxembourg
Pepsi Bottling Group GmbH	Germany
Tanglewood Finance, Sarl	Luxembourg
PepsiCo IVI S.A.	Greece

Name of Subsidiary	Jurisdiction
PBG Beverages Ireland Limited	Ireland
PBG Beverages International Limited	Ireland
PR Beverages Limited	Ireland
PBG Cyprus Holdings Limited	Cyprus
PepsiCo Holdings OOO (Russia)	Russia
Pepsi-Cola Soft Drink Factory of Sochi	Russia
Abechuko Inversiones, S.L.	Spain
Alikate Inversiones, S.L.	Spain
Bottling Group Espana, S.L.	Spain
Bottling Group Servicios Centrales SL	Spain
Catalana de Bebidas Carbonicas, S.L.	Spain
Canguro Rojo Inversiones, S.L.	Spain
Centro-Mediterreanea de Bebidas Carbonicas PepsiCo S.L.	Spain
Centro-Levantina de Bebidas Carbonicas PepsiCo S.L.	Spain
Compania de Bebidas PepsiCo, S.L.	Spain
KAS, S.L.	Spain
KAS Mexico, S.L.	Spain
Mountain Dew Inversiones, S.L.	Spain
Onbiso Inversiones, S.L.	Spain
Enfolg Inversiones, S.L.	Spain
Gatika Inversiones, S.L.	Spain
Greip Inversiones, S.L.	Spain
PBG Holding de Espana ETVE, S.L.	Spain
Jatabe Inversiones, S.L.	Spain
Jugodesalud Inversiones, S.L.	Spain
Lorencito Inversiones, S.L.	Spain
Manurga Inversiones, S.L.	Spain
Miglioni Inversiones, S.L.	Spain
Nadamas Inversiones, S.L.	Spain
PBG Financiera y Promocion de Empresas, S.L.	Spain
PBG Commercial SECOR, S.L.	Spain
PBG Hispano Mexicana SRL	Spain
PepsiCo Ventas Andalucia, S.L.	Spain
Stepplan Inversiones, S.L.	Spain
Beimiguel Inversiones, S.L.	Spain
Aquafina Inversiones, S.L.	Spain
Wesellsoda Inversiones, S.L.	Spain
Rasines Inversiones, S.L.	Spain
Rebujito Inversiones, S.L.	Spain
Ronkas Inversiones, S.L.	Spain

Name of Subsidiary	Jurisdiction
Pet-Iberia, S.L.	Spain
Constar Ambalaj Sanyi Ve Ticaret A.S.	Turkey
Fruko Mesrubat Sanayii, Ltd. Sti.	Turkey
PepsiCo Middle East Investments	The Netherlands
Pepsi-Cola Servis Dagitim, Ltd. Sti.	Turkey
Duingras Holdings, B.V.	The Netherlands
Bebidas Purificadas S.R.L.	Mexico
Embotelladores Del Valle de Anahuac, S.R.L.	Mexico
Embotelladores Mexicanos de Pepsi Cola S.R.L.	Mexico
Embotelladora de Refrescos Mexicanos S.R.L.	Mexico
Envasadora Del Centro, S.R.L.	Mexico
Embotelladora Moderna, S.R.L	Mexico
Embotelladora La Isleta, S.R.L.	Mexico
Embotelladores Del Bajio, S.R.L.	Mexico
Finvemex, S.R.L.	Mexico
Nueva Santa Cecilia, S.R.L.	Mexico
Servicios Administativos Suma, S.R.L.	Mexico
Bienes Raices Metropolitanos, S.R.L.	Mexico
Fomentadora Urbana Metropolitana, S.R.L.	Mexico
Equipos Para Embotelladoras Y Cervecerias, S.R.L.	Mexico
Industria de Refrescos, S.R.L.	Mexico
Bedidas Purificadas Del Sureste S.R.L.	Mexico
Marketing Para Embotelladoras SRL	Mexico
Procesos Plasticos S.R.L.	Mexico
Inmobiliaria La Bufa, S.R.L.	Mexico
Central de La Industria Escorpion S.R.L.	Mexico
Fomentadora Urbana del Sureste, S.R.L.	Mexico
Embotelladora Metropolitana, S.R.L.	Mexico
Embotelladora Potosi, S.R.L.	Mexico
Electropura, S.R.L.	Mexico
Inmobiliaria Operativa S.R.L.	Mexico
Embotelladora Garci-Crespo, S.R.L.	Mexico
Commercializadora Vitalite, S.R.L.	Mexico
Distribuidora Garci-Crespo, S.R.L.	Mexico
Inmobiliaria La Cantera, S.R.L.	Mexico
Granja Buen Agua, S.R.L.	Mexico
Bebidas Purificadas Del Noreste, S.R.L.	Mexico
Tenedora Del Noreste, S.R.L.	Mexico
Grupo Embotellador Noreste, S.R.L.	Mexico
Industria de Refrescos Del Noreste, S.R.L.	Mexico
The Pepsi Bottling Group Mexico S.R.L.	Mexico
KAS Anorthosis S.C.A.	Luxembourg